ARTICLES OF INCORPORATION

                                       OF

                                    TAC, INC.


WE THE UNDERSIGNED, BEING PERSONS OF THE AGE OF EIGHTEEN (18) YEARS OR MORE, DO HEREBY VOLUNTARILY FORM A CORPORATION UNDER THE CORPORATION ACT AND OTHER LAWS OF THE STATE OF UTAH.

                                ARTICLE I - NAME
                 THE NAME OF THIS CORPORATION SHALL BE TAC, INC.

                             ARTICLE II - DURATION
                  THE DURATION OF THIS CORPORATION IS PERPETUAL

                             ARTICLE III - PURPOSES
            THE PURPOSES FOR WHICH THIS CORPORATION IS ORGANIZED ARE:

                  THE PURPOSES FOR WHICH THIS CORPORATION IS ORGANIZED ARE:

                  A) TO ENGAGE IN ALL ASPECTS OF MOTOR VEHICLE MANUFACTURING, DETAILING, SERVICING, REPAIRING, BODY, PAINT AND UPHOLSTERY ON ALL TYPES OF AUTOMOBILES, VAN'S, PICK UP TRUCKS AND LARGER TYPE TRUCKS FOREIGN AND DOMESTIC, TOWING, STORAGE, SALVAGE AND DISMANTLING, OF THE SAME, INCLUDING BUT NOT LIMITED TO, BUYING, SELLING, LEASING, MANUFACTURING, DETAILING SERVICING, REPAIRING AND DISMANTLING EQUIPMENT AND PERSONAL PROPERTY OF TYPES AND DESCRIPTIONS, EXPLORATION, DISCOVERY, MINERAL LEASES, MINERAL MINING AND PRODUCTION, OIL LEASES, OIL PRODUCTION WHOLESALE AND RETAIL, ENGAGE IN CONSULTING WORK FOR THE MINERAL AND MINING, OIL, GAS AND AUTOMOTIVE VEHICLE INDUSTRY, AND TO PROMOTE PRODUCTS AND SERVICES.

                  B) TO BUY, SELL, EXCHANGE AND GENERALLY DEAL IN REAL PROPERTIES, IMPROVE OR UNIMPROVED, AND BUILDINGS OF EVERY CLASS AND DESCRIPTION, TO IMPROVE, MANAGE, OPERATE, SELL, BUY, MORTGAGE, LEASE OR OTHERWISE ACQUIRE OR DISPOSE OF ANY PROPERTY, REAL OR PERSONAL, AND TAKE MORTGAGES AND ASSIGNMENTS OF MORTGAGES UPON THE SAME, TO PURCHASE OR OTHERWISE ACQUIRE FOR THE PURPOSE OF HOLDING OR DISPOSING OF THE SAME, REAL OR PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING GOOD WILL, STOCK, RIGHTS AND PROPERTY OF ANY PERSON, FIRM, ASSOCIATION OR CORPORATION, PAYING FOR THE SAME IN CASH STOCK OR BONDS OF THIS CORPORATION, TO DRAW, MAKE, ACCEPT, ENDORSE, DISCOUNT EXECUTE AND ISSUE PROMISSORY NOTES, BILLS OF EXCHANGE, WARRANTS, BONDS, DEBENTURES AND OTHER NEGOTIABLE OR TRANSFERABLE INSTRUMENTS OR OBLIGATION OF THE CORPORATION, FROM TIME TO TIME AND

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FOR ANY OF THE OBJECTS OR PURPOSES  OF THE  CORPORATION,  TO CARRY ON ALL OF ITS
OPERATIONS WITHOUT RESTRICTION OR LIMIT AS TO AMOUNT, TO PURCHASE, ACQUIRE, HOLD, OWN, MORTGAGE, SELL, CONVEY OR OTHERWISE DISPOSE OF REAL AND PERSONAL PROPERTY OF EVERY CLASS AND DESCRIPTION IN ANY STATE, SUBJECT TO THE LAWS OF SUCH STATE, TERRITORY OR FOREIGN COUNTRY.

                  C) TO ACQUIRE ASSETS BY PURCHASE, EXCHANGE, GIFT, REQUEST, SUBSCRIPTIONS OTHERWISE, AND TO HOLD, OWN, MORTGAGE, PLEDGE, HYPOTHECATE, SELL, ASSIGN, TRANSFER, EXCHANGE, OR OTHERWISE DISPOSE OF OR DEAL IN OR WITH ANY PRODUCT, SERVICE, IDEA, PROMOTION OR FINANCIAL INSTRUMENT, INCLUDING WITHOUT LIMITATION, ANY SHARES OF STOCK, BONDS, DEBENTURES, NOTES, MORTGAGES, OR OTHER OBLIGATIONS, AND ANY CERTIFICATES, RECEIPTS OR OTHER INSTRUMENT REPRESENTING RIGHTS OR INTERESTS THEREIN OR IN ANY PROPERTY OR ASSET CREATED OR ISSUED BY ANY PERSON, FIRM, ASSOCIATION, OR CORPORATION, OR ANY GOVERNMENT OR SUBDIVISIONS, AGENCIES OR INSTRUMENTALITIES THEREOF, TO MAKE PAYMENT THEREFORE IN ANY LAWFUL MANNER OR ISSUE IN EXCHANGE THEREFORE SECURITY INSTRUMENTS OF ANY KIND INCLUDING WITHOUT LIMITATION ITS OWN SECURITIES OR TO USE ITS UNRESTRICTED AND UNRESERVED EARNED SURPLUS FOR THE PURCHASE OF ITS OWN SHARES AND TO EXERCISE AS OWNER OR HOLDER OF ANY SECURITIES, OTHER PROPERTY, PERSONAL OR REAL OR ANY OTHER ASSET WITHOUT LIMITATION INCLUDING ANY AND ALL RIGHTS, POWERS, AND PRIVILEGES IN RESPECT THEREOF.

                  D) TO INVEST THE FUNDS OF THE CORPORATION IN VARIOUS BUSINESSES, PRODUCTS, SERVICES, IDEAS, PROMOTIONS, FINANCIAL INSTRUMENTS, REAL ESTATE, MORTGAGES, STOCKS, BONDS, OR ANY OTHER TYPE OF INVESTMENT AND TO OWN REAL AND PERSONAL PROPERTY OR ANY OTHER ASSETS OR INCUR LIABILITIES WITHOUT LIMITATION.

                  E) TO SELL, LEASE, MORTGAGE, BROKER, HYPOTHECATE, PLEDGE OR DEAL IN ANY PERSONAL PROPERTY IN ANY MANNER WHATSOEVER INCLUDING BROKER OR SALES AGENT COMMISSIONED OR OTHERWISE FOR FOOD PRODUCTS AND PERSONAL PROPERTY OF ANY NATURE WHATSOEVER. TO SELL FRACTIONAL SHARES EITHER BY TIMESHARE OR ANY OTHER METHOD AND MANNER OF DISTRIBUTION OF EITHER WHOLE OR FRACTIONAL SHARES, TO ASSIGN, SELL OR OTHERWISE DEAL IN CONTRACT RIGHTS, TO SET UP DISTRIBUTION CENTERS, SALES FORCES, MULTI-LEVEL SELLING OR ANY OTHER TYPE OF MARKETING STRUCTURE.

                  F) TO ENGAGE IN THE ACQUIRING, LEASING, AND DEVELOPING OF ALL ASPECTS OF THE MOTOR VEHICLE BUSINESS, MINERAL MINING, GAS AND OIL PROPERTIES BOTH WITHIN AND OUTSIDE OF THE STATE OF UTAH AND ANY ACCESSORIAL SERVICES IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO MOTOR VEHICLE, MINERAL MINING, GAS AND OIL WELL DRILLING,

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TRUCKING AND ANY OTHER SERVICE  USUALLY  RELATED TO THE MOTOR VEHICLE  BUSINESS,
MINERAL MINING, GAS AND OIL FIELDS.

                  G) TO OWN, OPERATE AND MAINTAIN AND TO CONSTRUCT, ACQUIRE BY PURCHASE, LEASE OR OTHERWISE, TRUCK LINES, RAILROADS, RAILWAYS, BUS LINES, PIPELINES, SHIPPING LINES AND AIRLINES AND ANY OTHER MEANS OF TRANSPORTATION NOW OR HEREAFTER IN USE FOR THE TRANSPORTATION OF FREIGHT, MAIL, EXPRESS, BAGGAGE, GOODS, WARES, MERCHANDISE, PASSENGERS AND OTHER PROPERTY OF EVERY KIND AND NATURE AND TO CONDUCT, ENGAGE IN AND CARRY ON THE BUSINESS OF TRANSPORTATION NOW OR HEREAFTER IN USE, AND TO OWN, OPERATE, MAINTAIN, HOLD AND USE, PURCHASE, CONSTRUCT, ESTABLISH, LEASE OR OTHERWISE ACQUIRE, MORTGAGE, CREATE SECURITY INTERESTS IN, SELL OR OTHERWISE DISPOSE OF OR DEAL WITH TERMINAL PROPERTIES AND DEPOTS, FREIGHT AND PASSENGER STATION HOUSES, STORAGE FACILITIES, MACHINE AND REPAIR SHOPS, FREIGHT, STOCK AND REPAIR YARDS, FACILITIES OF COMMUNICATION BY TELEPHONE, RADIO, TELEVISION, OR OTHERWISE, POWER PLANTS AND POWER HOUSES, GRAIN AND OTHER ELEVATORS, WHARVES, DOCKS, AIRPORTS, LABORATORIES, CARS, LOCOMOTIVES, ROLLING STOCK, MOTORS, BUSES, TRUCKS, AUTOMOBILES, SHIPS AND VESSELS, AIRCRAFT AND ALL STRUCTURES, TOOLS MACHINERY, APPLIANCES AND APPURTENANCES AND ANY AND ALL OTHER PROPERTY, REAL, PERSONAL OR MIXED AND WHATSOEVER SITUATED, WHETHER OR NOT SIMILAR TO ANY PROPERTY ABOVE DESCRIBED, WHICH MAY BE NECESSARY OR USEFUL IN CONNECTION WITH THE BUSINESS OF THE CORPORATION.

                  H) TO ENGAGE IN ANY LAWFUL BUSINESS IN ANY LAWFUL MANNER IN ANY PLACE IN THIS STATE, NATION, OR ANY PLACE OR COUNTRY IN THE WORLD, WHENEVER DESIRES AND UPON COMPLIANCE AND IN ACCORDANCE WITH AND PURSUANT TO THE LAWS, RULES, STATUTES, TREATIES, REGULATIONS AND CUSTOMS THEREOF, INCLUDING FOREIGN INVESTIGATIONS, DOMESTIC INVESTIGATIONS, SKIP TRACING, AND ANY OTHER LAWFUL BUSINESS NOW OR HEREAFTER AUTHORIZED TO BE CONDUCTED LAWFULLY IN THIS OR ANY OTHER COUNTRY IN THE WORLD.

                  I) TO DO EACH AND EVERY THING NECESSARY, SUITABLE AND PROPER FOR THE ACCOMPLISHMENT OF ANY ONE OR MORE OF THE PURPOSES HEREIN ENUMERATED, OR OF ANY OF THE OBJECTS, OR THE FURTHERANCE OF ANY OF THE POWERS HEREINABOVE SET FORTH, EITHER ALONE OR IN ASSOCIATION WITH OTHER CORPORATIONS, FIRMS, OR INDIVIDUALS, OR ANY OTHER ENTRY AS MAY BE NECESSARY, AND TO DO EVERY OTHER ACT OR ACTS, THING OR THINGS, INCIDENTAL OR APPURTENANT TO OR GROWING OUT OF OR CONNECTED WITH THE AFORESAID OBJECTS OR PURPOSES OR ANY PART OR PARTS THEREOF, OR WHICH MAY AT THE TIME APPEAR CONDUCTIVE TO OR EXPEDIENT FOR THE PROTECTION OR BENEFIT OF THIS CORPORATION AND TO DO SAID ACTS AS FULLY AND TO THE SAME EXTENT AS NATURAL PERSONS MIGHT, OR COULD DO, IN ANY PART OF THE WORLD AS PRINCIPALS, AGENTS,

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PARTNERS, TRUSTEES OR OTHERWISE,  PROVIDED THE SAME NOT BE INCONSISTENT WITH THE
LAWS UNDER WHICH THIS CORPORATION IS ORGANIZED.

                  THE FOREGOING PARAGRAPHS SHALL BE CONSTRUED AS ENUMERATING BOTH OBJECTIVES AND PURPOSES OF THIS CORPORATION; AND IT IS HEREBY EXPRESSLY PROVIDED THAT THE FOREGOING ENUMERATION OF SPECIFIC PURPOSES SHALL NOT BE HELD TO LIMIT OR RESTRICT IN ANY MANNER THE PURPOSES OF THIS CORPORATION OTHERWISE PERMITTED BY LAWS.

                           ARTICLE IV - COMMON STOCK

                  THE AGGREGATE NUMBER OF SHARES WHICH THIS CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 5,000,000 SHARES AT NO PAR VALUE. ALL STOCK OF THIS CORPORATION SHALL BE OF THE SAME CLASS, COMMON, AND SHALL HAVE THE SAME RIGHTS AND PREFERENCES. FULLY PAID STOCK OF THIS CORPORATION SHALL NOT BE LIABLE TO ANY FURTHER CALL OR ASSESSMENT.

                             ARTICLE V - AMENDMENT

                  THIS CORPORATION RESERVES THE RIGHT TO AMEND, ALTER, CHANGE OR REPEAL ANY PROVISIONS CONTAINED IN THESE ARTICLES OF INCORPORATION, AMENDMENTS SHALL BE PASSED BY MAJORITY VOTE OF ALL STOCKHOLDERS BASED ON ISSUED AND OUTSTANDING SHARES OF COMMON STOCK EXCLUDING TREASURY STOCK (ONE SHARE EQUALS ONE VOTE).

                        ARTICLE VI - SHAREHOLDER RIGHTS

                  THE UNISSUED AUTHORIZED STOCK AND TREASURY STOCK OF THIS CORPORATION MAY BE ISSUED AT SUCH TIME, UPON SUCH TERMS AND CONDITIONS AND FOR SUCH CONSIDERATION AS THE BOARD OF DIRECTORS SHALL DETERMINE, AS PROVIDED IN THE BYLAWS OF THIS CORPORATION. SHAREHOLDERS SHALL HAVE NO PREEMPTIVE RIGHTS TO ACQUIRE UNISSUED SHARES OF THIS CORPORATION AND ASSIGNMENT RIGHTS TO ANY NOMINEE AT TIME OF PURCHASE. THE TIME ALLOWED TO PROVIDE CONSIDERATION FOR ACQUISITION OF SUCH SHARES BY ANY STOCKHOLDER SHALL BE EXTENDED UP TO ONE YEAR UPON REQUEST BY ANY STOCKHOLDER PRIOR TO SALE OF STOCK.

                  AT ANY ELECTION OF DIRECTORS, SHAREHOLDERS ENTITLED TO VOTE AT THE ELECTION SHALL VOTE A NONCUMULATIVE VOTE, (NONCUMULATIVE VOTING ALSO CALLED "STRAIGHT" VOTING, LIMITS A SHAREHOLDER TO VOTING NO MORE THAN THE NUMBER OF SHARES HE OWNS FOR A SINGLE CANDIDATE.

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                          ARTICLE VII - CAPITALIZATION

                  THIS   CORPORATION   WILL   NOT   COMMENCE    BUSINESS   UNTIL
CONSIDERATION OF A VALUE OF AT LEAST $1,000.00 HAS BEEN RECEIVED FOR THE ISSUANCE OF SHARES.

              ARTICLE VIII - INITIAL OFFICES AND REGISTERED AGENT

                  THE ADDRESS OF THIS CORPORATION'S INITIAL REGISTERED OFFICE AND THE NAME OF ITS ORIGINAL REGISTERED AGENT AT SUCH ADDRESS IS:

                                    TAC, INC.
                                    SUITE 710
                                10 WEST 100 SOUTH
                           SALT LAKE CITY, UTAH 84101

                                REGISTERED AGENT

                                    JANE PHAN
                                    SUITE 710
                                10 WEST 100 SOUTH
                           SALT LAKE CITY, UTAH 84101


                                                   SIGNATURE OF REGISTERED AGENT


                                                   /s/ Jane Phan
                                                   -----------------------------


                             ARTICLE IX - DIRECTORS

                  THE NUMBER OF DIRECTORS OF THIS CORPORATION SHALL BE FIXED FROM TIME TO TIME BY ITS BYLAWS AND MAY BE INCREASED OR DECREASED AS THEREIN PROVIDED; BUT THE NUMBER THEREOF SHALL NOT BE LESS THAN THREE.

                  THIS CORPORATION SHALL BE MANAGED BY THE BOARD OF DIRECTORS WHICH SHALL EXERCISE ALL POWERS CONFERRED UNDER THE LAWS OF THE STATE OF UTAH.

                  THE NUMBER OF DIRECTORS CONSTITUTING THE INITIAL BOARD OF DIRECTORS OF THIS CORPORATION SHALL BE FOUR. THE NAMES AND ADDRESS OF PERSONS WHO ARE TO SERVE AS DIRECTORS ARE:

NAME:       RAMON SMULLIN                     NAME:       DANTE' "TONY" PISTONE'
ADDRESS:    5223 WEST 4025 SOUTH              ADDRESS:    4530 SOUTH JENSEN LANE
CITY:       WEST VALLEY CITY                  CITY:       MURRAY
STATE:      UTAH     ZIP:  84120              STATE:      UTAH       ZIP:  84123

NAME:       RICHARD SURBER                    NAME:       KELLY BRADY
ADDRESS:    1011 EAST 800 SOUTH               ADDRESS:    3040 ARTHUR'S COURT
CITY:       SALT LAKE CITY                    CITY:       WEST VALLEY CITY
STATE:      UTAH     ZIP:  84102              STATE:      UTAH       ZIP:  84120

                              ARTICLE X - OFFICERS

PRESIDENT---------------------------   DANTE' "TONY" PISTONE'
VICE PRESIDENT----------------------   RAMON SMULLIN
SECRETARY & TREASURER---------------   RICHARD SURBER

                                                          SIGNATURE OF PRESIDENT


                                                          /s/ Dante Pistone
                                                          ----------------------

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                           ARTICLE XI - INCORPORATORS
         THE NAME AND ADDRESS OF EACH INCORPORATOR EACH OF WHOM ARE OVER
                          EIGHTEEN (18) YEARS OF AGE IS

                 A ACCURATE CUSTOM AUTOMOTIVE BODY & PAINT, INC.
                           SUITE 710 10 WEST 100 SOUTH
                           SALT LAKE CITY, UTAH 84101

                                  ARTICLE XII
         THE CORPORATION ELIMINATES AND LIMITS PERSONAL LIABILITY OF DIRECTORS, OFFICERS, AND SHAREHOLDERS OF THE CORPORATION FOR DAMAGES FOR BREACH OF FIDUCIARY DUTY AS A DIRECTOR OR OFFICER, TO THE EXTENT ALLOWED BY UTAH LAW. THE CORPORATION SHALL INDEMNIFY ITS OFFICERS AND DIRECTORS FOR ANY LIABILITY INCLUDING REASONABLE COSTS OF DEFENCE ARISING OUT OF ANY ACT OR OMISSION OF ANY OFFICER OR DIRECTOR ON BEHALF OF THE CORPORATION TO THE FULL EXTENT ALLOWED BY THE LAWS OF THE STATE OF UTAH.

                                  ARTICLE XIII
         THE INITIAL BY-LAWS OF THE CORPORATION SHALL BE ADOPTED BY ITS BOARD OF DIRECTORS. THE POWER TO ALTER, AMEND, OR REPEAL THE BY-LAWS, OR TO ADOPT NEW BY-LAWS, SHALL BE VESTED IN THE BOARD OF DIRECTORS, EXCEPT AS OTHERWISE MAY BE SPECIFICALLY PROVIDED IN THE BY LAWS.

         IN WITNESS WHEREOF, THE PARTIES TO THESE ARTICLES OF INCORPORATION HAVE HEREUNTO SET HANDS THIS 21ST DAY OF AUGUST 1992.

INCORPORATORS; NAMES:                              SIGNATURES

A ACCURATE CUSTOM AUTOMOTIVE
BODY & PAINT, INC.                                 /s/ Richard Surber
SUITE 710 10 WEST 100 SOUTH                        ------------------
SALT LAKE CITY, UTAH  84101                        RICHARD SURBER
                                                   AS PRESIDENT

STATE OF UTAH       )
                    : SS
COUNTY OF SALT LAKE ) I Richard N.  Smith____________________________,  A NOTARY
                        -----------------
PUBLIC, HEREBY CERTIFIES THAT ON THIS 21ST DAY OF AUGUST, 1992, PERSONALLY APPEARED BEFORE ME JANE PHAN AS REGISTERED AGENT AND DANTE' "TONY" PISTONE' AS PRESIDENT FOR TAC, INC. AND RICHARD SURBER PRESIDENT OF AACCURATE CUSTOM AUTOMOTIVE BODY & PAINT, INC., WHO BEING DULY SWORN, SEVERALLY DECLARED THAT THEY ARE THE PERSONS WHO SIGNED THE FOREGOING DOCUMENT AS REGISTERED AGENT AND INCORPORATOR, AND THAT THE STATEMENTS THEREIN CONTAINED ARE TRUE.

IN WITNESS WHEREOF, i HAVE SET MY HAND AND SEAL THIS 21ST DAY OF AUGUST, 1992.

MY COMMISSION EXPIRES:  June 1, 1994.
                        ------------
                                           NOTARY PUBLIC /s/ Richard N. Smith
                                                         --------------------


                                           RESIDING 10 West 100 South #700
                                                    ----------------------
                                                    Salt Lake City, Utah 84101
                                                    --------------------------

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